Exhibit 99.4

MALIBU BOATS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
__________________________________________________________

Malibu Boats, Inc., together with its direct and indirect subsidiaries, is referred to herein collectively as “we,” “our,” “Malibu Boats,” or the “Company.”
On July 6, 2017 (the “Closing Date”), the Company and its wholly owned, indirect subsidiary, Malibu Boats, LLC., purchased all of the outstanding units of Cobalt Boats, LLC (the “Acquisition”), for a purchase price of $130.0 million, subject to certain adjustments, including customary adjustments for the amount of working capital in the business at the Closing Date and subject to adjustment for any judgment or settlement in connection with a pending litigation matter between Cobalt and Sea Ray Boats, Inc. and Brunswick Corporation. The purchase price consisted of $129.0 million in cash and 39,262 shares of Class A Common Stock, par value $0.01 per share, of the Company (“Class A Common Stock”) based on the closing price of shares of the Class A Common Stock of the Company on June 27, 2017. The Company funded the cash portion of the purchase price for the Acquisition with borrowings under its Second Amended and Restated Credit Agreement. In connection with the Acquisition, on June 28, 2017, Malibu Boats, LLC as the borrower (the “Borrower”), a wholly owned indirect subsidiary of the Company, entered into a Second Amended and Restated Credit Agreement to its existing amended and restated credit agreement dated as of April 2, 2015 (the “Existing Credit Agreement”), by and among the Borrower, Malibu Boats Holdings, LLC, parent of the Borrower and a wholly owned subsidiary of the Company (the “LLC”), and certain subsidiaries of the Borrower parties thereto, as guarantors, the lenders parties thereto, and SunTrust Bank, as administrative agent, swingline lender and issuing bank. The Credit Agreement provides the Borrower a term loan facility in an aggregate principal amount of $160.0 million ($55.0 million of which was drawn on June 28, 2017 to refinance the term loan under the Existing Credit Agreement and $105.0 million of which was drawn on July 6, 2017 to fund the payment of the purchase price for the Acquisition, as well as to pay certain fees and expenses related to entering into the Credit Agreement) and a revolving credit facility of up to $35.0 million, each, with a maturity date of July 1, 2022. Borrowings under the Credit Agreement bear interest at a rate equal to either, at the Borrower’s option, (i) the highest of the prime rate, the Federal Funds Rate plus 0.5%, or one-month LIBOR plus 1% (the “Base Rate”) or (ii) LIBOR, in each case plus an applicable margin ranging from 1.75% to 3.00% with respect to LIBOR borrowings and 0.75% to 2.00% with respect to Base Rate borrowings. The applicable margin will be based upon the consolidated leverage ratio of the LLC and its subsidiaries calculated on a consolidated basis.
The following unaudited pro forma condensed combined financial information is based on the historical consolidated financial statements of the Company and the historical financial statements of Cobalt Boats, LLC ("Cobalt") and is intended to provide information about how the Acquisition of Cobalt and related financing may have affected the Company’s historical consolidated financial statements. The unaudited pro forma condensed combined statements of operations and comprehensive income information for the year ended June 30, 2016 and for the nine months ended March 31, 2017 are presented as if the Acquisition and related financing occurred on July 1, 2015. The unaudited pro forma condensed combined balance sheet as of March 31, 2017 is presented as if the Acquisition and related financing had occurred on March 31, 2017. The pro forma adjustments are described in the accompanying notes and are based upon available information and assumptions available that we believe are reasonable at the time of the filing of this report on Form 8-K/A.
The unaudited pro forma condensed combined statement of operations and comprehensive income for the year ended June 30, 2016 was derived from the Company’s audited consolidated statement of operations and comprehensive income for the year ended June 30, 2016 and Cobalt’s audited statement of income for the year ended September 30, 2016. Cobalt's condensed consolidated statement of operations and comprehensive income for the nine months ended March 31, 2017 was derived by adding the historical financial information included in Cobalt’s audited statement of income for the year ended September 30, 2016 and Cobalt’s unaudited statement of income for the six months ended March 31, 2017, and subtracting Cobalt’s unaudited statement of income for the nine months ended June 30, 2016. Cobalt’s unaudited financial information for the three months ended September 30, 2016 was included in the unaudited pro forma condensed combined statements of operations and comprehensive income for both the nine months ended March 31, 2017 and the year ended September 30, 2016. Cobalt’s unaudited revenues and net income for the three months ended September 30, 2016 were $32,609 and $3,331, respectively.
We present the unaudited pro forma condensed combined financial statements for informational purposes only. The unaudited pro forma condensed combined financial statements are not necessarily indicative of what our financial position or results of operations would have been had we completed the Acquisition as of the dates indicated. In addition, the unaudited pro forma condensed combined financial statements do not purport to project the future financial position or operating results of the combined company.

Exhibit 99.4

Cobalt's assets and liabilities are recorded at their estimated fair values. Pro forma purchase price allocation adjustments have been made for the purpose of providing unaudited pro forma condensed combined financial information based on current estimates and currently available information, and are subject to revision based on final, independent determinations of fair value and final allocation of purchase price to the assets and liabilities of the business acquired.
The unaudited pro forma condensed combined statements of operations and comprehensive income do not reflect the realization of any expected cost savings and other synergies resulting from the Acquisition as a result of any cost saving initiatives planned subsequent to the closing of the Acquisition and related financing nor do they reflect any nonrecurring costs directly attributable to the Acquisition and related financing.
The accounting policies used in the presentation of the following unaudited pro forma condensed combined financial information are those set out in the Company’s audited consolidated financial statements for the fiscal year ended June 30, 2016. Certain reclassifications of Cobalt's historical statements of income have been made to conform to the Company's accounting policies.
The unaudited pro forma condensed combined consolidated financial statements along with the assumptions underlying the pro forma adjustments are described in the accompanying notes and should be read in conjunction with the historical consolidated financial statements contained in the Company’s annual report on Form 10-K for the year ended June 30, 2016, the Company's quarterly report on Form 10-Q for the three and nine months ended March 31, 2107, and Cobalt's historical financial statements included in Exhibits 99.1, 99.2 and 99.3 contained in this Form 8-K/A.

MALIBU BOATS, INC. AND SUBSIDIARIES
Pro Forma Consolidated Statements of Operations and Comprehensive Income (Unaudited)
For the Fiscal Year Ended June 30, 2016
(In thousands, except share data)

	Malibu Boats, Inc. Historical	Cobalt Boats, LLC Historical	Pro Forma Adjustments		Malibu Boats, Inc. Pro Forma Combined
	Fiscal Year Ended June 30, 2016	Fiscal Year Ended September 30, 2016
Net sales	$252,965	$137,127	$833	(a)	$390,925
Cost of sales	186,145	108,580	5,197	(b)	299,922
Gross profit	66,820	28,547	(4,364)		91,003
Operating expenses:
Selling and marketing	7,475	7,811	(4,013)	(c)	11,273
General and administrative	21,256	6,734	—		27,990
Amortization	2,185	—	5,033	(d)	7,218
Operating income	35,904	14,002	(5,384)		44,522
Other income (expense):
Other	76	(1,806)	—		(1,730)
Interest expense	(3,884)	(590)	(5,504)	(e)	(9,978)
Other expense	(3,808)	(2,396)	(5,504)		(11,708)
Net income before provision for income taxes	32,096	11,606	(10,888)		32,814
Provision for income taxes	11,801	—	273	(f)	12,074
Net income before nonrecurring charges directly attributable to the Acquisition	$20,295	$11,606	$(11,161)		$20,740
Net income attributable to non-controlling interest	2,253	—	47	(g)	2,300
Net income attributable to Malibu Boats, Inc.	$18,042	$—	$(11,208)		$18,440

Comprehensive income:
Net income before nonrecurring charges directly attributable to the Acquisition	$20,295	$11,606	$(11,161)		$20,740
Other comprehensive loss, net of tax:
Change in cumulative translation adjustment	(390)	—	—		(390)
Other comprehensive loss, net of tax	(390)	—	—		(390)
Comprehensive income, net of tax	19,905	11,606	(11,161)		20,350
Less: comprehensive income attributable to non-controlling interest, net of tax	2,214	—	—		2,214
Comprehensive income attributable to Malibu Boats, Inc., net of tax	$17,691	$11,606	$(11,161)		$18,136

Weighted average shares outstanding used in computing net income per share:
Basic	17,934,580		39,262	(h)	17,973,842
Diluted	17,985,427		39,262	(h)	18,024,689
Net income available to Class A Common Stock per share:
Basic	$1.01				$1.03
Diluted	$1.00				$1.02

(a)	Reflects reclassifications of dealer rebates and revenue from freight to conform the presentation of Cobalt's financial information to Malibu's presentation.
(b)
Excludes the increase of $909 attributable to the nonrecurring estimated fair value step up in inventory assumed as part of the Acquisition and includes $351 in additional depreciation related to an increase in the estimated fair value of tangible assets. Pro forma adjustments also include reclassifications of warranty expense and outbound freight costs to conform the presentation of Cobalt's financial information to Malibu's presentation.

(c)
Reflects reclassifications of dealer rebates, revenue from freight, warranty expense, and outbound freight expense to conform the presentation of Cobalt's financial information to Malibu's presentation.

(d)	Reflects the amortization expense attributable to intangible assets assumed to be acquired as part of the Acquisition.
(e)
Reflects increased interest expense resulting from the borrowings in connection with the Acquisition based on the current interest rate of 3.44%. In connection with the Acquisition, the Company borrowed $55.0 million under a term loan to refinance the loans under its Existing Credit Agreement and borrowed $105.0 million to fund the payment of the purchase price for the Acquisition, as well as to pay certain fees and expenses related to entering into the Credit Agreement.

(f)
Represents the income tax impact of the pro forma adjustments based on the appropriate blended rate for each jurisdiction, including, (i) interest expense on the Company's new term and delayed draw term loans assumed to finance the Acquisition, (ii) amortization expense attributable to intangible assets assumed to be acquired as part of the Acquisition, and (iii) depreciation expense attributable to tangible assets assumed to be acquired as part of the Acquisition.

(g)
The non-controlling interest on the consolidated statement of operations and comprehensive income represents the portion of earnings or loss attributable to the economic interest in the Company's subsidiary, Malibu Boats Holdings, LLC, held by the non-controlling LLC Unit holders. Pro forma adjustments to non-controlling interest reflect (i) the change in non-controlling interest as effected by the issuance of 39,262 shares of Class A Common Stock as part of the consideration for Cobalt, (ii) the portion of changes in income attributable to pro forma adjustments that are attributable to non-controlling interests, and (iii) the impact of non-controlling interest on Cobalt's historical income statement. Non-controlling LLC Unit holders ownership in the LLC as of June 30, 2016, after giving effect to the Acquisition, is 1,404,923 LLC Units representing 7.3% of the economic interest in the LLC while the Company owns 17,730,136 LLC Units representing a 92.7% interest in the LLC on a pro forma basis as of June 30, 2016.

(h)	Includes 39,262 shares of Class A Common Stock issued to William Paxson St. Clair, Jr., as part of the consideration for the Acquisition as if issued on July 1, 2015.

MALIBU BOATS, INC. AND SUBSIDIARIES
Pro Forma Consolidated Statements of Operations and Comprehensive Income (Unaudited)
For the Nine Months Ended March 31, 2017
(In thousands, except share data)

	Malibu Boats, Inc. Historical Nine Months Ended March 31, 2017	Cobalt Boats, LLC Historical		Pro Forma Adjustments		Malibu Boats, Inc. Pro Forma Combined
		Three Months Ended September 30, 2016	Six Months Ended March 31, 2017
Net sales	$206,831	$32,609	$69,956	$680	(a)	$310,076
Cost of sales	151,833	25,359	58,022	1,387	(b)	236,601
Gross profit	54,998	7,250	11,934	(707)		73,475
Operating expenses:
Selling and marketing	6,362	1,219	1,762	(445)	(c)	8,898
General and administrative	15,514	1,870	3,661	—		21,045
Amortization	1,649	—	—	3,781	(d)	5,430
Operating income	31,473	4,161	6,511	(4,043)		38,102
Other income (expense):
Other	116	(733)	(563)	—		(1,180)
Interest expense	(883)	(97)	(145)	(4,117)	(e)	(5,242)
Other expense	(767)	(830)	(708)	(4,117)		(6,422)
Net income before provision for income taxes	30,706	3,331	5,803	(8,160)		31,680
Provision for income taxes	9,897	—	—	581	(f)	10,478
Net income before nonrecurring charges directly attributable to the Acquisition	$20,809	$3,331	$5,803	$(8,741)		$21,202
Net income attributable to non-controlling interest	2,115	—	—	63	(g)	2,178
Net income attributable to Malibu Boats, Inc.	$18,694	$—	$—	$(8,804)		$19,024

Comprehensive income:
Net income before nonrecurring charges directly attributable to the Acquisition	$20,809	$3,331	$5,803	$(8,741)		$21,202
Other comprehensive income, net of tax:
Change in cumulative translation adjustment	378	—	—	—		378
Other comprehensive income, net of tax	378	—	—	—		378
Comprehensive income, net of tax	21,187	3,331	5,803	(8,741)		21,580
Less: comprehensive income attributable to non-controlling interest, net of tax	2,153	—	—	—		2,153
Comprehensive income attributable to Malibu Boats, Inc., net of tax	$19,034	$3,331	$5,803	$(8,741)		$19,427

Weighted average shares outstanding used in computing net income per share:
Basic	17,799,221			39,262	(h)	17,838,483
Diluted	17,887,266			39,262	(h)	17,926,528
Net income available to Class A Common Stock per share:
Basic	$1.05					$1.07
Diluted	$1.05					$1.06

(a)	Reflects reclassifications of dealer rebates and revenue from freight to conform the presentation of Cobalt's financial information to Malibu's presentation.
(b)
Includes an increase of $263 in cost of sales attributable to additional depreciation expense for the estimated increase in fair value of tangible assets as part of the Acquisition. In addition, pro forma adjustments include reclassifications of warranty expense and outbound freight costs to conform the presentation of Cobalt's financial information to Malibu's presentation.

(c)
Reflects reclassifications of dealer rebates, revenue from freight, warranty expense, and outbound freight expense to conform the presentation of Cobalt's financial information to Malibu's presentation.

(d)	Reflects the amortization expense attributable to intangible assets assumed to be acquired as part of the Acquisition.
(e)
Reflects increased interest expense resulting from the borrowings in connection with the Acquisition based on the current interest rate of 3.44%. In connection with the Acquisition, the Company borrowed $55.0 million under a term loan to refinance the loans under its Existing Credit Agreement and borrowed $105.0 million to fund the payment of the purchase price for the Acquisition, as well as to pay certain fees and expenses related to entering into the Credit Agreement.

(f)
Represents the income tax impact of the pro forma adjustments based on the appropriate blended rate for each jurisdiction, including, (i) interest expense on the Company's new term and delayed draw term loans assumed to finance the Acquisition, (ii) amortization expense attributable to intangible assets assumed to be acquired as part of the Acquisition, and (iii) depreciation expense attributable to tangible assets assumed to be acquired as part of the Acquisition.

(g)
The non-controlling interest on the consolidated statement of operations and comprehensive income represents the portion of earnings or loss attributable to the economic interest in the Company's subsidiary, Malibu Boats Holdings, LLC, held by the non-controlling LLC Unit holders. Pro forma adjustments to non-controlling interest reflect (i) the change in non-controlling interest as effected by the issuance of 39,262 shares of Class A Common Stock as part of the consideration for Cobalt, (ii) the portion of changes in income attributable to pro forma adjustments that are attributable to non-controlling interests, and (iii) the impact of non-controlling interest on Cobalt's historical income statement. Non-controlling LLC Unit holders ownership in the LLC as of March 31, 2017, after giving effect to the Acquisition, is 1,260,627 LLC Units representing 6.6% of the economic interest in the LLC while the Company owns 17,969,879 LLC Units representing a 93.4% interest in the LLC on a pro forma basis as of March 31, 2017.

(h)	Includes 39,262 shares of Class A Common Stock issued to William Paxson St. Clair, Jr., as part of the consideration for the Acquisition as if issued on July 1, 2016.

MALIBU BOATS, INC. AND SUBSIDIARIES
Pro Forma Consolidated Balance Sheet (Unaudited)
As of March 31, 2017
(In thousands, except share data)

	Malibu Boats, Inc. Historical	Cobalt Boats, LLC Historical	Pro Forma Adjustments		Malibu Boats, Inc. Pro Forma Combined
	As of March 31, 2017	As of March 31, 2017
Assets
Current assets
Cash	$32,295	$1,743	$(27,515)	(a)	$6,523
Trade receivables, net	14,724	7,049	—		21,773
Inventories, net	27,365	9,091	909	(b)	37,365
Prepaid expenses	2,311	418	—		2,729
Total current assets	76,695	18,301	(26,606)		68,390
Property and equipment, net	21,954	10,417	1,754	(c)	34,125
Goodwill	12,654	—	51,315	(d)	63,969
Other intangible assets	10,133	—	62,718	(e)	72,851
Notes receivable - related parties	—	2,920	(2,920)	(f)	—
Deferred tax asset	113,480	—	—		113,480
Other assets	108	181	—		289
Total assets	$235,024	$31,819	$86,261		$353,104
Liabilities
Current liabilities
Current maturities of long-term debt	$—	$3,003	$(3,003)	(g)	$—
Accounts payable	18,979	5,313	—		24,292
Accrued expenses	21,414	8,867	—		30,281
Redemption payable	—	1,459	(1,459)	(h)	—
Payable pursuant to tax receivable agreement, current portion	4,360	—	—		4,360
Income tax and distribution payable	1,803	—	—		1,803
Total current liabilities	46,556	18,642	(4,462)		60,736
Deferred tax liabilities	609	—	—		609
Payable pursuant to tax receivable agreement	90,612	—	—		90,612
Other liabilities	275	4,641	(4,641)	(i)	275
Redemption payable noncurrent	—	—	—		—
Long-term debt, less current maturities	55,152	14,500	89,312	(g)	158,964
Total liabilities	193,204	37,783	80,209		311,196

Equity
Class A Common Stock, par value $0.01 per share, 100,000,000 shares authorized; 17,930,617 shares issued and outstanding as of March 31, 2017; 17,969,979 shares issued and outstanding on a pro forma basis as of March, 31, 2017	179	—	1	(j)	180
Class B Common Stock, par value $0.01 per share, 25,000,000 shares authorized; 19 shares issued and outstanding as of March 31, 2017	—	—	—		—
Preferred Stock, par value $0.01 per share; 25,000,000 shares authorized; no shares issued and outstanding as of March 31, 2017	—	—	—		—
Member units	—	44,576	(44,576)	(k)	—
Additional paid in capital	50,545	(54,655)	55,655	(l)	51,545
Accumulated other comprehensive loss	(2,093)	—	—		(2,093)
Accumulated (deficit) earnings	(9,585)	4,115	(5,028)	(k)	(10,498)
Total stockholders' equity (deficit) attributable to Malibu Boats, Inc.	39,046	(5,964)	6,052		39,134
Non-controlling interest	$2,774	$—	$—		$2,774
Total stockholders’ equity/members' (deficit)	$41,820	$(5,964)	$6,052		$41,908
Total liabilities and equity	$235,024	$31,819	$86,261		$353,104

(a)
Reflects net cash proceeds to the Company in connection with the borrowings related to the Acquisition. In connection with the Acquisition, the Company borrowed $55.0 million under a term loan to refinance its term loan under its Existing Credit Agreement and borrowed $105.0 million to fund the payment of the purchase price for the Acquisition and to pay approximately $2.1 million in deferred financing costs related to entering into the Credit Agreement.

(b)
Represents an increase of $909 in the estimated fair value of inventory. The allocation of fair value to inventory is based on preliminary estimates; the final acquisition cost allocation may differ materially from the preliminary assessment outlined above. An independent valuation of management's estimate has not been performed at the time of this report. Any changes to the initial estimates of the fair value of the assets and liabilities will be allocated to goodwill.

(c)
Represents the increase in estimated fair value of tangible assets for pro forma purposes. This allocation is based on preliminary estimates; the final acquisition cost allocation may differ materially from the preliminary assessment outlined above. An independent valuation of management's estimate has not been performed at the time of this report. Any changes to the initial estimates of the fair value of the assets and liabilities will be allocated to goodwill.

(d)
Reflects the estimated amount of goodwill acquired at the date of the Acquisition. Goodwill represents the total excess of the total purchase price over the fair value of the net assets acquired. This allocation is based on preliminary estimates; the final acquisition cost allocation may differ materially from the preliminary assessment outlined above. Any changes to the initial estimates of the fair value of the assets and liabilities will be allocated to goodwill. Residual goodwill at the date of Acquisition will vary from goodwill presented in the unaudited pro forma condensed combined balance sheet due to changes in the net book value of intangible assets during the period from June 30, 2016 through the date of acquisition as well as results of an independent valuation, which has not been completed at the time of this report.

(e)
Reflects the preliminary estimate of the fair value of the acquired intangible assets, including patents, a trade name, and customer relationship assets along with non-compete agreements with key employees of Cobalt Boats, LLC. The purchase price allocated to these intangible assets was based on management’s estimate of the fair value of assets purchased, and has not been subject to an independent valuation at the time of this report.

(f)
Represents the proforma adjustment to reflect the settlement of unsecured notes and interest receivable due from certain related parties of Cobalt through a distribution to the historical owners after the balance sheet date but prior to the Acquisition.

(g)
Reflects borrowings net of debt issuance costs under the Second Amended and Restated Credit Agreement used to refinance the Company's previously existing term loan, fund the Acquisition and pay certain fees and expenses related to entering into the Credit Agreement.

(h)	Represents the redemption of preferred member units held by members of Cobalt with preference rights that became exercisable upon the sale of Cobalt in the Acquisition.
(i)
Represents the proforma adjustment to reflect the payment of future appreciation rights held by members of Cobalt and their management and settlement of Cobalt's interest rate swap upon repayment of Cobalt's revolving term loan at the closing of the Acquisition.

(j)
Represents the portion of the purchase price paid in the Company's Class A Common Stock equal to the par value of 39,262 shares based on the closing price of shares of the Class A Common Stock on June 27, 2017.

(k)
Represents the elimination of the historical owners' equity interest in Cobalt Boats, LLC and a pro forma adjustment to reflect a write down of debt issuance costs for the Company's previously existing credit facility of $914 noted in (g) above.

(l)
Represents the portion of the purchase price paid in the Company's Class A Common Stock equal to 39,262 shares based on the closing price of shares of the Class A Common Stock on June 27, 2017 and elimination of the historical owner's equity interest in Cobalt.